EXHIBIT 10.4

FIFTH AMENDMENT TO
CREDIT AND GUARANTY AGREEMENT
This FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Fifth Amendment”), dated as of April 12, 2019 is made by and among PRIORITY HOLDINGS LLC, a Delaware limited liability company (“Borrower”), the other Credit Parties party hereto as Guarantors, the Lenders party hereto and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as administrative agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”). All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.
PRELIMINARY STATEMENTS
WHEREAS, Borrower has entered into that certain Credit and Guaranty Agreement, dated as of January 3, 2017, among Borrower, the other Credit Parties party thereto from time to time as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent and Lead Arranger (as the same has been and may be further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, and and as amended hereby, the “Credit Agreement”);
WHEREAS, Borrower has requested that the Administrative Agent and Requisite Lenders agree to certain amendments to the Credit Agreement, as more fully set forth herein;
WHEREAS, the Administrative Agent and Requisite Lenders are willing to agree to such amendments, subject to and in accordance with the terms and conditions set forth herein; and
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed that:
SECTION 1.RULES OF CONSTRUCTION. The rules of construction specified in Section 1.03 of the Credit Agreement shall apply to this Fifth Amendment, including the terms defined in the preamble and Preliminary Statements hereto.
SECTION 2.    AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction (or waiver in writing by Requisite Lenders and the Administrative Agent) of the conditions set forth in Section 5 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Fifth Amendment, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended by (i) replacing clause (b) to the definition of “Available Amount” in its entirety with the following:
“(b) an amount determined on a cumulative basis equal to the net proceeds from any, and any Cash contributed in respect of, Permitted Stock Issuances after the Closing Date (other than (i) any Specified Equity Contributions, (ii) Disqualified Capital Stock, (iii) any Permitted Stock Issuances pursuant to the definitions of “Consolidated Capital Expenditures” and “Permitted Joint Venture Investment”, Section 6.07(m) and Section 6.07(s) or (iv) any amount previously applied for a purpose other than a Permitted Available Amount Usage); plus”
(ii) replacing the definition of “Change of Control” in its entirety with the following:
““Change of Control” means, at any time, (a) the Permitted Holders shall cease to own (directly or indirectly), or to have the power to vote or direct the voting of, directly or indirectly, Capital Stock of Borrower representing more than 35% of the voting power of the total outstanding Capital Stock of Borrower;
(b)    any Person or “group” (within the meaning of Rules 13(d) and 14(d) under the Exchange Act), other than one (1) or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (b), such Person or group shall be deemed to have “beneficial ownership” of all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Capital Stock of Borrower representing more than the total Capital Stock of Borrower then held by the Permitted Holders (collectively);
(c)    except as permitted under Section 6.09, Borrower shall cease to beneficially own, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of each “Borrower” (as defined in the Senior Credit Agreement); or
(d)    a “change of control” (or similar event) shall occur in any Senior Credit Document or any document governing any Subordinated Indebtedness, in each case, with an aggregate outstanding principal amount in excess of $17,250,000.”
(iii)     replacing the definition of “Parent” in its entirety with the following:
““Parent” means any entity that directly or indirectly owns 100% of the Capital Stock of Borrower.”
(i)    replacing the definition of “Permitted Acquisition” in its entirety with the following:
““Permitted Acquisition” means any transaction or series of related transactions by any Restricted Subsidiary of Borrower for (a) the direct or indirect acquisition of all or substantially all of the property of any Person, or of any line of business or division of any Person; (b) the acquisition of at least a majority (including by merger or consolidation) of the Capital Stock (other than director qualifying shares) of any Person that becomes a Restricted Subsidiary of Borrower after giving effect to such transaction; or (c) a merger or consolidation or any other combination with any Person (so long as a Credit Party, to the extent such Credit Party is a party to such transaction, is the surviving entity); provided that each of the following conditions shall be met or waived by the Requisite Lenders:

(i)	before and after giving Pro Forma Effect to the consummation of such acquisition, no Default or Event of Default exists;

(ii)
immediately after giving effect to such transaction and to the incurrence of any Indebtedness in connection therewith, Borrower shall be in compliance with the Financial Covenant as of the most recent Test Period (assuming that such transaction and all other Permitted Acquisitions consummated since the first day of the relevant Test Period ending on or prior to the date of such transaction, had occurred on the first day of such relevant Test Period);

(iii)
the business to be acquired has positive Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis) for the most recent 12-month period for which financial statements are available (the “Positive EBITDA Condition”); provided that the Positive EBITDA Condition shall not apply if either (x) the Total Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to such Permitted Acquisition and any incurrence of Indebtedness in connection therewith, does not exceed 4.50:1.00 for the most recently ended Test Period or (y) the aggregate Cash consideration (excluding such portion of the purchase price consisting of Capital Stock of Borrower (or any Parent) or contingent earn-out obligations) for all such Permitted Acquisitions that do not satisfy the Positive EBITDA Condition shall not exceed the greater of (1) $23,000,000 and (2) 28.75% of Consolidated Adjusted EBITDA determined at the time of the consummation of such Permitted Acquisition (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period;

(iv)	such acquisition is consensual (not “hostile”) and has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;

(v)
no later than three (3) Business Days prior to the proposed closing date of such acquisition the Borrower, (A) shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents, and (B) in respect of any Permitted Acquisition involving aggregate Cash consideration (excluding such portion of the purchase price consisting of Capital Stock of Borrower (or any Parent) or contingent earn-out obligations) in excess of the greater of (1) $5,750,000 and (2) 8% of Consolidated Adjusted EBITDA (calculated on a Pro Forma Basis) for the most recently ended Test Period, shall have delivered to, or made available for inspection by, the Administrative Agent substantially complete Permitted Acquisition Diligence Information;

(vi)
any such newly created or directly acquired Restricted Subsidiary (or assets acquired by any Restricted Subsidiary) shall either (y) to the extent required by Section 5.10, become a Credit Party (or Collateral) and comply with the requirements of Section 5.10 or (z) if such Restricted Subsidiary does not become a Credit Party (or its assets do not become Collateral) and comply with the requirements of Section 5.10, the aggregate purchase price paid in connection with such purchase or acquisition and all other such purchases or acquisitions described in this clause (z), together with Investments pursuant to Section 6.07(d)(iii), shall not exceed the greater of (1) $23,000,000 and (2) 57.5% of Consolidated Adjusted EBITDA determined at the time of the consummation of such Permitted Acquisition (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period; and

(vii)	any such newly acquired Restricted Subsidiary’s line of business or property shall comply with the requirements of Section 6.13.
For purposes of greater certainty, (i) the purchase by any Credit Party of portfolios of Merchant Accounts shall be included as an acquisition subject to the requirements of the immediately preceding sentence and (ii) with respect to any Limited Condition Transaction that the Borrower or any of its Subsidiaries intends to fund (in whole or in part) with the proceeds of any Loans or Senior Indebtedness, Section 1.08(f) shall apply in determining whether such Limited Condition Transaction constitutes a Permitted Acquisition.”
(v) replacing the definition of “Permitted Stock Issuances” in its entirety with the following:
“Permitted Stock Issuances” means any sale, transfer, issuance or other disposition of any Capital Stock by Borrower (or any Parent) or any Restricted Subsidiary in accordance with its Organizational Documents, other than Disqualified Capital Stock, in each case, to the extent not resulting in a Change of Control. For purposes of clarification, any issuance of Capital Stock of Borrower pursuant to the Warrant shall be a “Permitted Stock Issuance”.
(c)Section 6.05(a) of the Credit Agreement is hereby amended by replacing clauses (iv) and (v) thereof in their entirety as follows:
“(iv) Borrower may make Restricted Payments to any Parent (1) to the extent necessary to permit such Parent to pay (A) reasonable and customary general administrative costs and expenses and out‑of‑pocket legal, accounting and filing and other general corporate overhead costs of such Parent (including, without limitation, reasonable and customary salaries and benefits of officers and employees of such Parent) and (B) franchise taxes and other fees required to maintain such Parent’s organizational existence, in any case under this clause (1), that are actually incurred by such Parent and are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Borrower and its Restricted Subsidiaries (and Unrestricted Subsidiaries, to the extent (x) of Cash received from the applicable Unrestricted Subsidiary for payment thereof by Borrower or any Restricted Subsidiary or (y) the applicable payment is treated by Borrower or its applicable Restricted Subsidiary as an Investment in such Unrestricted Subsidiary and is permitted under Section 6.07), (2) to the extent necessary to permit such Parent, without duplication of any Permitted Tax Payments, to discharge its consolidated tax liabilities when and as due, to the extent such liabilities are attributable to the income of Borrower (or any Parent) and its Restricted Subsidiaries (and Unrestricted Subsidiaries, to the extent of Cash received from the applicable Unrestricted Subsidiary for payment of its share of such tax liability by Borrower or any Restricted Subsidiary) and (3) so long as no Default or Event of Default shall have occurred and be continuing or would immediately thereafter result therefrom, to the extent necessary to permit such Parent to pay directors’ fees (other than pursuant to the TCP Director Agreement), expenses and any reasonable and customary indemnification claims made by directors or officers of such Parent attributable to the ownership or operations of Borrower and its Restricted Subsidiaries, in each case, so long as such Parent applies the amount of any such Restricted Payment for such purpose (but, in each case, excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any Subsidiary of any Parent other than Borrower and its Subsidiaries);
(v) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower and its Restricted Subsidiaries may make Restricted Payments or otherwise, to the extent not otherwise prohibited by this Agreement, transfer funds to any Parent to be utilized for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Borrower (or any Parent) held by any current or former officer, director, employee or consultant of Borrower (or any Parent), or any of its Restricted Subsidiaries, or his or her estate, spouse, former spouse, family member or Affiliate of the foregoing (or for the payment of principal or interest on any Indebtedness issued in connection with such repurchase, redemption or other acquisition) in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock in any Fiscal Year may not exceed the greater of (x) $6,000,000 and (y) 12.5% of Consolidated Adjusted EBITDA determined at the time of incurrence of such repurchase, redemption, acquisition or retirement of Capital Stock (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period;”
(d)Section 6.07 of the Credit Agreement is hereby amended by replacing clause (s) thereof in its entirety as follows:
“(s) additional Investments may be made from time to time to the extent made with proceeds of Permitted Stock Issuances of Borrower (or any Parent), which proceeds or Investments in turn are contributed (as common equity) to a Credit Party;”
(e)Section 6.08 of the Credit Agreement is hereby amended by replacing clause (a)(ii) thereof in its entirety as follows:
“(ii)    Notwithstanding anything herein to the contrary, to the extent that (a) the then outstanding principal amount of Indebtedness under the Senior Credit Agreement is converted into (or exchanged for) Capital Stock (other than Disqualified Capital Stock) of Borrower (or any Parent) and/or any Restricted Subsidiary and/or (b) the Senior Indebtedness is repaid or prepaid, in full, in cash (other than in connection with a Permitted Refinancing thereof), then, in either case, the levels for the Financial Covenant set forth in the table above shall be revised to (1) take into account the aggregate principal amount of Consolidated Total Debt outstanding on the date of such payment, exchange or conversion (after giving effect to such prepayment, exchange and/or conversion) and (2) reflect a cushion to Consolidated Adjusted EBITDA similar to the cushion then in effect immediately prior to such prepayment, exchange and/or conversion with respect to the levels set forth in clause (i) above on the date of such prepayment, exchange and/or conversion. Borrower and Administrative Agent may effect the provisions of this Section 6.08(a)(ii), without the consent of any other Credit Party, Agent or Lender, with such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and the Borrower. This Section 6.08(a)(ii) shall supersede any provisions in Section 10.05 to the contrary.”

(f)Section 6.08 of the Credit Agreement is hereby amended by replacing clause (b) thereof in its entirety as follows:
“(b) Equity Cure Right. Notwithstanding anything to the contrary contained in Section 8.01, solely for the purpose of determining whether an Event of Default has occurred under the Total Net Leverage Ratio set forth in Section 6.08(a) as of the last day of any Fiscal Quarter, for the period commencing after the last day of the applicable Fiscal Quarter until the tenth (10) Business Day after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(b) (or in the case of the fourth Fiscal Quarter, the financial statements delivered pursuant to Section 5.01(c)) (the “Cure Deadline”), Borrower (or any Parent) shall have the right to contribute Cash proceeds from a Permitted Stock Issuance to the capital of the Credit Parties prior to the Cure Deadline and apply the amount of the proceeds so contributed to increase Consolidated Adjusted EBITDA for such Fiscal Quarter solely for the purposes of determining compliance with such Financial Covenant at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution so included in the calculation of Consolidated Adjusted EBITDA, a “Specified Equity Contribution”); provided that (a) the Specified Equity Contribution is actually received by Borrower after the last day of the applicable Fiscal Quarter and no later than the Cure Deadline, (b) in each consecutive four (4) Fiscal Quarter period there will be at least two (2) consecutive Fiscal Quarters in which no Specified Equity Contribution is made, (c) the amount of any Specified Equity Contribution will be no greater than the amount required to cause Borrower to be in compliance with the Financial Covenant, (d) all Specified Equity Contributions will be disregarded for purposes of the calculation of Consolidated Adjusted EBITDA for all other purposes, including calculating basket levels, financial ratio based conditions, pricing and other items governed by reference to Consolidated Adjusted EBITDA, (e) there shall be no more than five (5) Specified Equity Contributions made in the aggregate after the Closing Date and (f) any Specified Equity Contribution shall be required to be applied to prepay any then outstanding principal amount of Term Loans or, subject to the Senior Subordination Agreement, the Senior Indebtedness; provided, that any loans so prepaid shall be deemed outstanding for purposes of determining compliance with the Financial Covenant for the current Fiscal Quarter and the next three (3) Fiscal Quarters thereafter, and the cash proceeds from such Specified Equity Contribution shall not be included for cash netting purposes in the determination of Consolidated Total Debt or any financial ratio. Upon the making of any Specified Equity Contribution in accordance with the previous sentence, the Financial Covenant shall be recalculated giving effect to the following adjustments on a Pro Forma Basis: (A) Consolidated Adjusted EBITDA for such Fiscal Quarter shall be increased with respect to such applicable Fiscal Quarter (solely for the purposes of determining compliance with such covenants at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter), by an amount equal to the Specified Equity Contribution; and (B) if, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of the Financial Covenant, Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for purposes of this Agreement. Notwithstanding anything herein to the contrary, upon receipt by Administrative Agent of a notice from the Borrower prior to the Cure Deadline of its intent to cure such Event of Default (“Notice of Intent to Cure”), through the Cure Deadline no Default or Event of Default shall be deemed to have occurred on the basis of any failure to comply with the Financial Covenant unless such failure is not cured pursuant to the Notice of Intent to Cure on or prior to the Cure Deadline. No Specified Equity Contribution shall be applied to (i) increase the Available Amount, (ii) make any Consolidated Capital Expenditures or (iii) make an Investment pursuant to Section 6.07(m) or (s).”.
(g)Section 10.06 of the Credit Agreement is hereby amended by replacing clause (i)(ii) thereof in its entirety as follows:
“(ii) Notwithstanding anything to the contrary herein, each Affiliated Lender, in its capacity as a Lender, in its sole and absolute discretion, may make one or more capital contributions or assignments of Term Loans that it acquires in accordance with this Section 10.06(ii) or otherwise directly or indirectly to Borrower solely in exchange for Permitted Stock Issuances of Borrower (or any Parent) upon written notice to Administrative Agent. Immediately upon Borrower’s acquisition of Term Loans from an Affiliated Lender, such Term Loans and all rights and obligations as a Lender related thereto shall for all purposes (including under this Agreement, the other Credit Documents and otherwise) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Credit Documents by virtue of such capital contribution or assignment; provided that, upon such prepayment, termination, extinguishment and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.11 shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled.”.

SECTION 3.    REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Fifth Amendment. On and after the effectiveness of this Fifth Amendment, this Fifth Amendment shall for all purposes constitute a “Credit Document” under and as defined in the Credit Agreement and the other Credit Documents.
SECTION 4.    REPRESENTATIONS & WARRANTIES; ACKNOWLEDGEMENTS. In order to induce each Lender party hereto and the Administrative Agent to enter into this Fifth Amendment, each Credit Party:
(a)    represents and warrants to each Lender and the Administrative Agent on and as of the Fifth Amendment Effective Date, that:
(i)    Each Credit Party hereto has all requisite power and authority to execute, deliver and perform its obligations under this Fifth Amendment and the Credit Agreement, in each case, to which it is a party and to carry out the transactions contemplated thereby.
(ii)    The execution, delivery and performance of this Fifth Amendment have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
(iii)    This Fifth Amendment has been duly executed and delivered by each Credit Party that is a party hereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(iv)    Each of the representations and warranties set forth in the Credit Agreement and in the other Credit Documents is true and correct in all material respects on and as of the Fifth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, however, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)    acknowledges and agrees for the benefit of each Lender and the Administrative Agent on and as of the Fifth Amendment Effective Date, that:
(i)    no right of offset, recoupment, defense, counterclaim, claim, cause of action or objection exists in favor of such Credit Party against Administrative Agent or any Lender arising out of or with respect to (x) the Obligations, this Fifth Amendment or the other Credit Documents, (y) any other documents now or heretofore evidencing, securing or in any way relating to the foregoing, or (z) the administration or funding of the Loans;
(ii)    (x) Administrative Agent’s and Requisite Lenders’ agreement to agree to the amendments contained herein does not and shall not create (nor shall any Credit Party rely upon the existence of or claim or assert that there exists) any obligation of Administrative Agent or any Lender to consider or agree to any further waiver, consent or amendment with respect to any Credit Document, and (y) in the event that Administrative Agent or any Lender subsequently agrees to consider any further waiver, consent or amendment with respect to any Credit Document, neither this Fifth Amendment nor any other conduct of Administrative Agent or any Lender shall be of any force and effect on Administrative Agent’s or any Lender’s consideration or decision with respect thereto.
SECTION 5.    CONDITIONS PRECEDENT. This Fifth Amendment shall become effective as of the first date (the “Fifth Amendment Effective Date”) when each of the conditions set forth in this Section 4 shall have been satisfied:
(a)    The Administrative Agent shall have received a duly authorized, executed and delivered counterpart of the signature page to this Fifth Amendment (whether the same or different counterparts) from each Credit Party named on the signature pages hereto, the Administrative Agent and the Requisite Lenders.
(b)    The Administrative Agent shall have received a fully-executed copy of the Fifth Amendment to the Senior Credit Agreement (the “Senior Credit Agreement Amendment”), in form and substance reasonably satisfactory to the Administrative Agent.
(c)    The effectiveness of the Senior Credit Agreement Amendment shall have occurred or shall occur concurrently with the effectiveness of this Fifth Amendment.
(d)    The Borrower shall have paid all reasonable and documented out‑of‑pocket fees and expenses (including the reasonable and documented legal fees and expenses of Hunton Andrews Kurth LLP, counsel to Administrative Agent) required to be paid or reimbursed by Borrower under this Fifth Amendment and the Credit Agreement; provided, that an invoice for all such fees and expenses shall be received by Borrower at least one (1) Business Day prior to the Fifth Amendment Effective Date.
(e)    Both immediately before and after giving effect to this Fifth Amendment, (i) no Default or Event of Default shall have occurred or be continuing or result therefrom and (ii) the representations and warranties contained in Section 4 of this Fifth Amendment shall be true and correct.
SECTION 6.    REAFFIRMATION. To induce the Lenders party hereto and Administrative Agent to enter into this Fifth Amendment, each of the Credit Parties hereby acknowledges and reaffirms its obligations under each Credit Document to which it is a party, in each case, as amended, restated, supplemented or otherwise modified prior to or as of the date hereof. Each Credit Party acknowledges and agrees that (a) each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect, that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Fifth Amendment and (b) there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Credit Party to avoid or delay timely performance of its obligations under the Credit Documents.
SECTION 7.    MISCELLANEOUS PROVISIONS.
(a)    Ratification. This Fifth Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Credit Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.
(b)    Governing Law; Submission to Jurisdiction, Etc. Sections 10.14, 10.15 and 10.16 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.
(c)    Severability. Section 10.11 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.
(d)    Counterparts; Headings. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier, .pdf or other electronic imaging means of an executed counterpart of a signature page to this Fifth Amendment shall be effective as delivery of an original executed counterpart of this Fifth Amendment. The Administrative Agent may also require that signatures delivered by telecopier, .pdf or other electronic imaging means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of this Fifth Amendment or signature delivered by telecopier, .pdf or other electronic imaging means. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Fifth Amendment.
(e)    Costs and Expenses. The Borrower hereby agrees to pay and reimburse the Administrative Agent and the Lead Arranger for their respective reasonable and documented out-of-pocket expenses in connection with the negotiation, preparation, syndication and execution and delivery of this Fifth Amendment, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and the Lead Arranger, all in accordance with Section 10.02 of the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fifth Amendment as of the date first above written.
BORROWER:                    PRIORITY HOLDINGS, LLC
By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

GUARANTORS:	PIPELINE CYNERGY HOLDINGS, LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

PRIORITY INSTITUTIONAL PARTNER SERVICES LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

PRIORITY PAYMENT SYSTEMS HOLDINGS LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

PRIORITY PAYMENT SYSTEMS LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

FINCOR SYSTEMS LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

PIPELINE CYNERGY INC.

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

CYNERGY HOLDINGS, LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

CYNERGY DATA, LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

PRIORITY PAYMENT EXPRESS SYSTEMS LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

PRIORITY INTEGRATED PARTNER HOLDINGS, LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

PRIORITY PAYRIGHT HEALTH SOLUTIONS, LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

ROSCO ALPHA DELTA, LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

PRIORITY REAL ESTATE TECHNOLOGY, LLC

By: /s/ THOMAS C. PRIORE
Name: Thomas C. Priore
Title: Chairman and CEO

ADMINISTRATIVE AGENT:	GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P.

By: /s/ JUSTIN BETZEN
Name: Justin Betzen
Title: Senior Vice President

LENDERS:	GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC.

By: /s/ JUSTIN BETZEN
Name: Justin Betzen
Title: Senior Vice President

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